Exhibit 99.1


     Delek US Holdings, Inc. Reports Third Quarter 2007 Earnings


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Nov. 8, 2007--Delek US Holdings, Inc. (NYSE: DK) today reported net income of $20.4 million, or $0.38 per diluted share, for the third quarter 2007 compared to $26.3 million, or $0.51 per diluted share, for the third quarter 2006. Net income for the nine months ended September 30, 2007 was $108.5 million, or $2.07 per diluted share, compared to $81.4 million, or $1.75 per diluted share, for the nine months ended September 30, 2006.

    The Company's third quarter earnings were positively impacted by a higher contribution margin from its marketing segment, saw higher merchandise sales in the retail segment, but like much of the industry, experienced increases in crude prices which impacted contribution margin in the refining segment.

    Uzi Yemin, President and Chief Executive Officer of Delek US, remarked, "Our retail and marketing segments contributed over 50% of our total contribution margin, which demonstrates the success of our diversified business model. At the same time, we expanded our portfolio through the acquisition of a 34.6% equity investment in Lion Oil."

    Refining Segment: The refining segment contribution margin was $26.8 million for the third quarter of 2007 compared to $36.5 million for the third quarter of 2006. The refinery operating gross margin, adding back inter-company marketing fees of $0.88 per barrel, was $10.37 per barrel sold compared to $10.58 per barrel sold for the same quarter last year. The third quarter realized margin was affected by a 15.5% increase in crude oil prices over the second quarter of 2007.

    Net sales for the quarter were $419.2 million compared to sales of $424.5 million for the same quarter last year. Net sales of 52,296 barrels per day as compared to 55,181 barrels per day for the 2006 third quarter, were impacted by unplanned maintenance interruptions at the refinery that caused temporary product outages at the Tyler terminal. Additionally, we incurred $4.2 million in service fees from the marketing segment in the third quarter of 2007 for services under an agreement initiated in the fourth quarter of 2006. This was partially offset by an increase in the average sales price per barrel of $87.13 in the third quarter of 2007 as compared to $83.61 per barrel sold in the third quarter of 2006.

    Total throughput was 56,474 barrels per day compared to 56,731 barrels for the same period a year ago. In the third quarter, Delek processed approximately 8.4% of West Texas sour crude compared to 7% of West Texas sour crude run in the second quarter of 2007.

    Retail Segment: The retail segment contribution margin was $21.2 million for the third quarter of 2007 compared to $23.1 million for the third quarter of 2006. Net sales for the quarter were $481.1 million, an increase of 19.7% compared to the third quarter last year. This increase was primarily due to the addition of the 107 stores acquired through the Calfee acquisition.

    Merchandise sales for the quarter increased 26.2% to $114.6 million compared to $90.8 million for the third quarter of 2006. The increase was supported by the $20.0 million in merchandise sales associated with the acquired Calfee stores and by a same store sales increase of 1.8%. The merchandise margin in the third quarter was 31.9%, representing a 160 basis point increase from the same quarter last year.

    Retail fuel gallons sold increased 18.2% to 126.5 million for the third quarter 2007 from 107.0 million in the third quarter 2006. The increase in gallons sold was primarily driven by the Calfee stores acquired in second quarter of 2007. Retail fuel margin for the third quarter 2007 decreased to 15.2 cents per gallon from 20.7 cents per gallon for the same period last year, due to steadily increasing wholesale fuel costs.

    Marketing Segment: The marketing segment reported a contribution margin of $7.7 million, or 13.8% of the total contribution margin, compared to a loss of $0.9 million during the 61 days we operated in the third quarter of 2006. Net sales were $164.5 million, including $4.2 million of inter-company fees and sales from the refinery segment on total sales volume of 18,151 barrels per day.

    Acquisition Update: During the quarter, Delek completed the acquisition of a 34.6% equity investment in Lion Oil Company. Lion Oil, a privately held company, owns and operates a 75,000 barrel per day, high conversion crude oil refinery in El Dorado, AR, three crude oil pipelines and two refined petroleum products terminals in Memphis and Nashville, Tennessee.

    Conference Call: The Company will hold a conference call to discuss this release today at 10:30 a.m. eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.delekus.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at (706) 645-9291, code 20096141, and the replay will also be available on Delek's website for 90 days.

    About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express(R), MAPCO Mart(TM), East Coast(R), Discount Food Mart(TM) , Fast Food and Fuel(TM) and Favorite Markets(R) brand names.

    Safe Harbor Provisions Regarding Forward-Looking Statements: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under the federal securities laws.

    Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; management's ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

    Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.





                       Delek US Holdings, Inc.
          Condensed Consolidated Balance Sheets (Unaudited)
            (In millions, except share and per share data)


                                            September 30, December 31,
                                                2007          2006
                                            ------------- ------------
Assets
  Current assets:
    Cash and cash equivalents                   $   25.6       $101.6
    Short-term investments                         139.4         73.2
    Accounts receviable                            111.0         83.7
    Inventory                                      149.0        120.8
    Other current assets                            37.1         31.3
                                            ------------- ------------
      Total current assets                         462.1        410.6
                                            ------------- ------------

  Property, plant and equipment:
    Property, plant and equipment                  607.8        493.1
    Less: accumulated depreciation                 (90.6)       (68.4)
                                            ------------- ------------
      Property, plant and equipment, net           517.2        424.7
                                            ------------- ------------

  Goodwill                                          80.4         80.7
  Other intangibles, net                            11.6         12.2
  Equity method investment                         140.6            -
  Other non-current assets                          16.7         21.2
                                            ------------- ------------
      Total assets                              $1,228.6       $949.4
                                            ============= ============

Liabilities and shareholders' equity
  Current liabilities:
    Accounts Payable                            $  238.3       $175.5
    Current portion of long-term debt and
     capital lease obligations                       1.7          1.8
    Note payable                                    19.2         19.2
    Accrued expenses and other current
     liabilities                                    33.2         34.4
                                            ------------- ------------
      Total current liabilities                    292.4        230.9

  Non-current liabilities:
    Long-term debt and capital lease
     obligations, net of current portion           322.7        265.6
    Environmental liabilites, net of
     current portion                                 8.2          9.3
    Asset retirement obligations                     3.2          3.3
    Deferred tax liabilities                        58.8         50.5
    Other non-current liabilities                    7.5          7.6
                                            ------------- ------------
      Total non-current liabilities                400.4        336.3

  Shareholders' equity:
    Preferred stock, $0.01 par value,
     10,000,000 shares authorized, 0 shares
     issued and outstanding                            -            -
    Common stock, $0.01 par value,
     110,000,000 shares authorized,
     53,659,358 and 51,139,869 shares
     issued and outstanding, respectively            0.5          0.5
    Additional paid-in capital                     273.0        211.9
    Retained earnings                              262.3        169.8
                                            ------------- ------------
      Total shareholders' equity                   535.8        382.2
                                            ------------- ------------
      Total liabilities and shareholders'
       equity                                   $1,228.6       $949.4
                                            ============= ============






                       Delek US Holdings, Inc.
     Condensed Consolidated Statements of Operations (Unaudited)
            (In millions, except share and per share data)


                  For the Three Months Ended For the Nine Months Ended
                        September 30,              September 30,
                  -------------------------- -------------------------
                      2007         2006          2007         2006
                  ------------ ------------- ------------ ------------

Net Sales         $   1,064.9  $     920.8   $   2,973.5  $   2,400.2

Operating costs
 and expenses:
  Cost of goods
   sold                 954.6        817.4       2,585.2      2,094.0
  Operating
   expenses              54.6         44.8         156.1        128.9
  General and
   administrative
   expenses              14.0         10.0          40.0         27.1
  Depreciation
   and
   amortization           8.4          5.7          23.4         14.8
  Losses on
   forward
   contract
   activities               -            -             -          0.1
                  ------------ ------------- ------------ ------------
                      1,031.6        877.9       2,804.7      2,264.9
                  ------------ ------------- ------------ ------------
Operating income         33.3         42.9         168.8        135.3
                  ------------ ------------- ------------ ------------

Interest expense          7.8          5.4          23.3         17.0
Interest income          (2.5)        (2.4)         (7.7)        (4.9)
Interest expense
 to related
 parties                    -            -             -          1.0
Earnings from
 equity method
 investment              (0.6)           -          (0.6)           -
Other expenses,
 net                      1.3          1.4           1.5          0.1
                  ------------ ------------- ------------ ------------
                          6.0          4.4          16.5         13.2
                  ------------ ------------- ------------ ------------

Income before
 income tax
 expense                 27.3         38.5         152.3        122.1
Income tax
 expense                  6.9         12.2          43.8         40.7
                  ------------ ------------- ------------ ------------

  Net income      $      20.4  $      26.3   $     108.5  $      81.4
                  ============ ============= ============ ============


Basic earnings
 per share        $      0.39  $      0.52   $      2.10  $      1.78
                  ============ ============= ============ ============

Diluted earnings
 per share        $      0.38  $      0.51   $      2.07  $      1.75
                  ============ ============= ============ ============

Weighted average
 common shares
 outstanding:
  Basic            52,299,679   50,889,869    51,543,001   45,778,758
                  ============ ============= ============ ============
  Diluted          53,237,543   52,015,905    52,298,365   46,516,789
                  ============ ============= ============ ============

Dividends
 declared and
 paid per common
 share
 outstanding      $         -  $         -   $    0.2725  $         -
                  ============ ============= ============ ============






                       Delek US Holdings, Inc.
     Condensed Consolidated Statements of Cash Flows (Unaudited)
                            (In millions)


                                             For the Nine Months Ended
                                                   September 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------

Cash flows from operating activities:
Net income                                     $   108.5      $  81.4
Adjustments to reconcile net income to net
 cash provided by operating activities:
    Depreciation and amortization                   23.4         14.8
    Amortization of deferred financing costs         3.7          2.6
    Accretion of asset retirement
     obligations                                     0.2          0.2
    Deferred income taxes                            4.6         12.6
    Earnings from equity method investment          (0.6)           -
    Loss (gain) on interest rate derivative
     instruments                                     1.5         (0.1)
    Unrealized gain on short-term
     investments                                       -         (0.1)
    Stock-based compensation expense                 2.4          1.6
    Income tax benefit of stock-based
     compensation                                   (3.7)           -
    Changes in assets and liabilities, net
     of acquistions:
      Accounts receivable, net                     (27.3)       (39.9)
      Inventories and other current assets         (23.6)       (30.1)
      Accounts payable and other current
       liabilities                                  65.1         50.3
      Non-current assets and liabilites, net         2.2          1.7
                                             ------------ ------------
        Net cash provided by (used in)
         operating activities                      156.4         95.0
                                             ------------ ------------

Cash flows from investing activities:
Purchases of short-term investments             (1,969.9)      (446.8)
Sales of short-term investments                  1,903.7        392.6
Purchase of equity investment                      (88.8)           -
Return of escrow deposit made with Escrow
 Agent                                                 -          5.0
Business combinations, net of cash acquired        (74.6)      (107.3)
Purchase of property, plant and equipment          (50.0)       (84.1)
                                             ------------ ------------
        Net cash provided by investing
         activities:                              (279.6)      (240.6)
                                             ------------ ------------

Cash flows from financing activities:
Net proceeds from long-term revolver                (6.5)        46.8
Proceeds from other debt instruments                65.0         40.0
Payments on debt and capital lease
 obligations                                        (1.5)       (26.7)
Proceeds from note payable to related
 parties                                               -            -
Payments on note payable to related parties            -        (42.5)
Repayment of note receivable from related
 party                                                 -          0.2
Proceeds from issuance of common stock                 -        167.5
Proceeds from exercise of stock options              3.8            -
Income tax benefit of stock-based
 compensation                                        3.7            -
Dividends paid                                     (15.9)           -
Deferred financing costs paid                       (1.4)        (2.1)
                                             ------------ ------------
        Net cash provided by (used in)
         financing activities                       47.2        183.2
                                             ------------ ------------

Net increase in cash and cash equivalents          (76.0)        37.6
Cash and cash equivalents at the beginning
 of the period                                     101.6         62.6
                                             ------------ ------------
Cash and cash equivalents at the end of the
 period                                        $    25.6      $ 100.2
                                             ============ ============

Supplemental disclosures of cash flow
 information:
Cash paid during the year for:
  Interest, net of capitalized interest of
   $1.1 million and $1.5 million in 2007 and
   2006, respectively                          $    15.5      $  17.3
                                             ============ ============
  Income taxes                                 $    33.9      $  29.6
                                             ============ ============
  Stock issued in connection with the
   purchase of equity method investment        $    51.2      $     -
                                             ============ ============






               DELEK US HOLDINGS, INC. AND SUBSIDIARIES
                          Segment Statistics


                                          Three Months Ended Sept. 30,
                                          ----------------------------
                                               2007          2006
                                          -------------- -------------
REFINING SEGMENT:
Days operated in period                              92            92
Total sales volume (average barrels per
 day)                                            52,296        55,181

Products manufactured (average barrels
 per day):
  Gasoline                                       28,914        30,500
  Diesel/Jet                                     20,677        19,957
  Petrochemicals, LPG, NGLs                       2,563         2,508
  Other                                           2,413         2,242
  Total production                               54,567        55,207

Throughput (average barrels per day):
  Crude oil                                      55,456        56,670
  Other feedstocks                                1,018         1,061
  Total throughput                               56,474        56,731

Per barrel of sales:
  Refining operating margin (1)                $   9.49      $  10.58
  Refining operating margin adding back
   inter-company
    Marketing service fees (2)                 $  10.37      $  10.58
  Direct operating expenses                    $   3.93      $   3.39

Pricing statistics (average for the
 period presented):
  WTI -- Cushing crude oil (per barrel)        $  75.17      $  70.69
  US Gulf Coast 5-3-2 crack spread (per
   barrel)                                     $  12.02      $  10.29
  US Gulf Coast Unleaded Gasoline (per
   gallon)                                     $   2.09      $   1.93
  Ultra Low sulfur diesel (per gallon)         $   2.17      $   2.09
  Natural gas -- (per MMBTU)                   $   6.18      $   6.18

                                          Three Months Ended Sept. 30,
                                          ----------------------------
                                               2007          2006
                                          -------------- -------------
MARKETING SEGMENT:
Days operated in period                              92            61
Total sales volume (average barrels per
 day)                                            18,151        17,535
Products sold (average barrels per day):
  Gasoline                                        7,851         7,902
  Diesel/Jet                                     10,038         9,590
  Other                                             262            43
  Total sales                                    18,151        17,535
Direct Operating Expenses (per barrel of
 sales)                                        $   0.13      $   0.12


                                          Three Months Ended Sept. 30,
                                          ----------------------------
                                               2007          2006
                                          -------------- -------------
RETAIL SEGMENT:
Number of stores (end of period)                    501           392
Average number of stores                            501           385
Retail fuel sales (thousands of gallons)        126,450       107,003
Average retail gallons per average number
 of stores (in thousands)                           252           278
Retail fuel margin ($ per gallon)              $  0.152      $  0.207
Merchandise sales (in thousands)               $114,573      $ 90,760
Merchandise margin %                               31.9%         30.3%
Credit expense (% of gross margin) (3)              8.6%          6.6%
Merchandise and cash over/short (% of net
 sales) (4)                                         0.4%          0.3%
Operating expense/merchandise sales plus
 total gallons (5)                                 14.2%         13.2%


    (1) Refining operating margin per barrel is calculated by dividing the margin between net sales and cost of crude oil, feedstocks and related transportation by the total barrels sold at our refinery. Industry-wide refining results are driven and measured by the margins between refined petroleum product prices and the prices for crude oil, which are referred to as crack spreads: the differential in price between a representative barrel of benchmark refined petroleum products, such as gasoline or heating oil, and a barrel of benchmark crude oil. The US Gulf Coast 5-3-2 crack spread represents the differential between Platt's quotations for 3/5 of a barrel of US Gulf Coast Pipeline 87 Octane Conventional Gasoline and 2/5 of a barrel of US Gulf Coast Pipeline No. 2 Heating Oil (high sulfur diesel) on the one hand, and the first month futures price of 5/5 of a barrel of light sweet crude oil on the New York Mercantile Exchange, on the other hand. We compare our refining operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.

    (2) Adding back inter-company marketing services fees of $4.2 million for the three months ended September 30, 2007 and $10.8 million for the nine months ending September 30, 2007, from Refining to Marketing segment.

    (3) Consists of third party credit, debit and fuel card processing fees as a percentage of gross margin.

    (4) Merchandise and cash over/short as a percentage of net sales is a measure of merchandise loss or theft, motor fuel theft and cash shortages as a percentage of net sales.

    (5) Operating expense for our retail segment divided by merchandise sales plus total gallons sold is a ratio we use to measure store operating performance -- especially operating expense control. Total gallons are used rather than net fuel sales to eliminate the volatility of fuel prices in the calculation and improve comparability.





               DELEK US HOLDINGS, INC. AND SUBSIDIARIES
                             Segment Data
                            (In millions)


                  As of and for the Three Months Ended September 30,
                                          2007
                 -----------------------------------------------------
                 Refining  Retail  Marketing Corpororate, Consolidated
                                      (1)     Other and
                                             Eliminations
                 -------- -------- --------- ------------ ------------
Net sales
 (excluding
 intercompany
 marketing fees
 and sales)        $423.4   $481.1    $160.3         $0.1     $1,064.9
Intercompany
 marketing fees
 and sales          (4.2)                4.2                         -
Operating costs
 and expenses:
  Cost of goods
   sold             373.5    424.5     156.6            -        954.6
  Operating
   expenses          18.9     35.4       0.2          0.1         54.6
                 -------- -------- --------- ------------ ------------
Segment
 contribution
 margin             $26.8    $21.2      $7.7           $-         55.7
                 -------- -------- --------- ------------
General and
 administrative
 expense                                                          14.0
Depreciation and
 amortization                                                      8.4
                                                          ------------
Operating income                                                 $33.3
                                                          ============

Total assets       $379.8   $532.3     $90.1       $226.4     $1,228.6
                 ======== ======== ========= ============ ============

  Capital
   spending
   (excluding
   business
   combinations)    $16.0     $5.0      $0.1         $1.9        $23.0
                 ======== ======== ========= ============ ============


                  As of and for the Three Months Ended September 30,
                                          2006
                 -----------------------------------------------------
                 Refining  Retail  Marketing Corpororate, Consolidated
                                      (1)     Other and
                                             Eliminations
                 -------- -------- --------- ------------ ------------
Net sales
 (excluding
 intercompany
 marketing fees
 and sales)        $424.5   $401.8     $94.4         $0.1       $920.8
Intercompany
 marketing fees
 and sales              -        -         -            -            -
Operating costs
 and expenses:
  Cost of goods
   sold             370.8    351.5      95.1            -        817.4
  Operating
   expenses          17.2     27.2       0.2          0.2         44.8
                 -------- -------- --------- ------------ ------------
Segment
 contribution
 margin             $36.5    $23.1    $(0.9)       $(0.1)         58.6
                 -------- -------- --------- ------------
General and
 administrative
 expense                                                          10.0
Depreciation and
 amortization                                                      5.7
                                                          ------------
Operating income                                                 $42.9
                                                          ============

Total assets       $337.9   $425.8     $93.9        $87.7       $945.3
                 ======== ======== ========= ============ ============

  Capital
   spending
   (excluding
   business
   combinations)    $34.9     $5.7      $0.1           $-        $40.7
                 ======== ======== ========= ============ ============


                     For the Nine Months Ended September 30, 2007
                 -----------------------------------------------------
                 Refining  Retail  Marketing Corpororate, Consolidated
                                      (1)     Other and
                                             Eliminations
                 -------- -------- --------- ------------ ------------
Net sales
 (excluding
 intercompany
 marketing fees
 and sales)      $1,219.1 $1,298.5    $455.6         $0.3     $2,973.5
Intercompany
 marketing fees
 and sales         (10.8)               10.8                         -
Operating costs
 and expenses:
  Cost of goods
   sold             995.6  1,146.8     442.8            -      2,585.2
  Operating
   expenses          54.9    100.2       0.7          0.3        156.1
                 -------- -------- --------- ------------ ------------
Segment
 contribution
 margin            $157.8    $51.5     $22.9           $-        232.2
                 -------- -------- --------- ------------
General and
 administrative
 expense                                                          40.0
Depreciation and
 amortization                                                     23.4
                                                          ------------
Operating income                                                $168.8
                                                          ============

  Capital
   spending
   (excluding
   business
   combinations)    $35.5    $12.5      $0.1         $1.9        $50.0
                 ======== ======== ========= ============ ============


                     For the Nine Months Ended September 30, 2006
                 -----------------------------------------------------
                 Refining  Retail  Marketing Corpororate, Consolidated
                                      (1)     Other and
                                             Eliminations
                 -------- -------- --------- ------------ ------------
Net sales
 (excluding
 intercompany
 marketing fees
 and sales)      $1,240.6 $1,065.0     $94.4         $0.2     $2,400.2
Intercompany
 marketing fees
 and sales              -        -         -            -            -
Operating costs
 and expenses:
  Cost of goods
   sold           1,059.0    940.1      95.1        (0.2)      2,094.0
  Operating
   expenses          52.1     76.2       0.2          0.4        128.9
                 -------- -------- --------- ------------ ------------
Segment
 contribution
 margin            $129.5    $48.7    $(0.9)           $-        177.3
                 -------- -------- --------- ------------
General and
 administrative
 expense                                                          27.1
Depreciation and
 amortization                                                     14.8
Losses on
 forward
 contract
 activities                                                        0.1
                                                          ------------
Operating income                                                $135.3
                                                          ============

  Capital
   spending
   (excluding
   business
   combinations)    $67.0    $17.0      $0.1           $-        $84.1
                 ======== ======== ========= ============ ============



(1) Marketing operations were initiated on August 1, 2006 in conjunction with the Pride acquisition



    CONTACT: Delek US Holdings, Inc.
             Investor Relations:
             Assi Ginzburg, 615-224-1179
             Vice President of Strategic Planning
             or
             Lovell Communications Inc.
             U.S. Media Contact:
             Paula Lovell, 615-297-7766
             Mobile: 615-972-2964
             or
             Arad Communications
             Israel Media Contact:
             Lior Chorev, 011-972-3-644-0404